As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-140193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
on
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3663	20-5961564
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Harald J. Braun
Chief Executive Officer and President
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies To:

Juan Otero General Counsel and Secretary Harris Stratex Networks, Inc. 120 Rose Orchard Way San Jose, California 95134 (408) 943-0777	Alan B. Kalin Bingham McCutchen LLP 1900 University Avenue East Palo Alto, California 94303 (650) 849-4400
     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Registration Statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 of Harris Stratex Networks, Inc. (File No. 333-140193). The Form S-1 was declared effective by the Securities and Exchange Commission on February 5, 2007. A Post-Effective Amendment No. 1 to the Form S-1 was declared effective on November 21, 2007. We are filing this Post-Effective Amendment No. 2 on Form S-3 for the purpose of providing updated financial information meeting the requirements of Section 10(a)(3) of the Securities Act of 1933, and at the same time are converting the registration statement on Form S-1 into a registration statement on Form S-3 in order to incorporate by reference such information and subsequently filed financial information of the registrant. All required fees were paid at the time of filing the original registration statement.

     The information in this prospectus is not complete and may be changed. These securities may not be sold using this prospectus until the post-effective amendment filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where such offer, solicitation or sale is not permitted.
Subject to completion, dated December 18, 2008
PROSPECTUS
520,445 Shares of Class A Common Stock
$0.01 par value
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
     This prospectus relates solely to the issuance of up to an aggregate of 520,445 shares of our Class A common stock upon the exercise of warrants of Stratex Networks, Inc., or Stratex, assumed by us upon consummation of the transactions contemplated by the Amended and Restated Formation, Contribution and Merger Agreement, or the combination agreement, among us, Harris Corporation, or Harris, Stratex Merger Corp., or Merger Sub, and Stratex, dated as of December 18, 2006. Under the combination agreement, our wholly owned subsidiary, Merger Sub, merged with and into Stratex, and Harris simultaneously contributed its Microwave Communications Division and cash to the combined company. In the merger, we issued one-fourth of a share of Class A common stock for each outstanding share of Stratex common stock held by Stratex stockholders. In addition, we issued shares of our Class B common stock to Harris in connection with its contribution of the Microwave Communications Division and cash which represented 57% of our outstanding common stock immediately following the merger and Harris’ contribution.
     The warrants are currently exercisable for an aggregate of 520,445 shares of Class A common stock at an exercise price of $11.80 per share of Class A common stock issuable upon exercise.
     If all of the warrants were exercised on a cash basis, the aggregate net proceeds would be approximately $6,141,251. We intend to use any net proceeds received from the exercise of the warrants on a cash basis for working capital and general corporate purposes.
     The Class A common stock of Harris Stratex is listed on the NASDAQ Global Market with the symbol “HSTX”.
THE SHARES OF CLASS A COMMON STOCK INVOLVE A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” ON PAGE 6.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December 18, 2008.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of, about, concerning or regarding: our plans, strategies and objectives for future operations; our research and development efforts and new product releases and services; trends in revenue; drivers of our business and the markets in which we operate; future economic conditions, performance or outlook and changes in our industry and the markets we serve; the outcome of contingencies; the value of our contract awards; beliefs or expectations; the sufficiency of our cash and our capital needs and expenditures; our intellectual property protection; our compliance with regulatory requirements and the associated expenses; expectations regarding litigation; our intention not to pay cash dividends; seasonality of our business; the impact of foreign exchange and inflation; taxes; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “targets,” “goals,” “seeing,” “delivering,” “continues,” “forecasts,” “future,” “predict,” “might,” “could,” “potential,” or the negative of these terms, and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of the filing of this registration statement on Form S-3. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we undertake no obligation, other than as imposed by law, to update forward-looking statements to reflect further developments or information obtained after the date of filing of this registration statement on Form S-3 or, in the case of any document incorporated by reference, the date of that document, and disclaim any obligation to do so.
     The following are some of the factors we believe could cause our actual results to differ materially from expected and historical results. Other factors besides those listed here also could adversely affect us, including those in “Risk Factors,” below.
•	The impact of unanticipated changes in the volume, timing and customer, product and geographic mix of our product orders on our operating results;

•	The failure to obtain and retain expected cost synergies from the merger;

•	Continued price erosion as a result of increased competition in the microwave transmission industry;

•	The ability to achieve business plans for Harris Stratex;

•	The ability to manage and maintain key customer relationships;

•	The effect of technological changes on Harris Stratex’s businesses;

•	The ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	The ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	The ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	Customers may not pay for products or services in a timely manner, or at all;

•	The failure of Harris Stratex to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	Currency and interest rate risks;

•	The impact of political, economic and geographic risks on international sales;

•	The impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	Supplier pricing pressure.

PROSPECTUS SUMMARY
     This summary highlights selected information contained in this prospectus and may not contain all of the information that is important to you. Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “Harris Stratex,” “we”, “us”, “our” or the “combined company” mean Harris Stratex Networks, Inc.; all references to “Stratex” mean Stratex Networks, Inc.; all references to “Harris” mean Harris Corporation; and all references to the “Microwave Communications Division” or “MCD” mean the Microwave Communications Division of Harris Corporation.
Our Company
     We, together with our subsidiaries, are a leading global supplier of turnkey wireless network solutions and comprehensive network management software, backed by an extensive suite of professional services and support. We offer a broad portfolio of reliable, flexible, scalable and cost-efficient wireless network solutions, based on our innovative microwave radio systems and network management software. We serve all market segments including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on us to build, expand and upgrade their voice, data and video solutions, and we are recognized around the world for innovative, best-in-class solutions and services.
Acquisition of Stratex Networks, Inc. and Combination with MCD
     On January 26, 2007, we completed our merger with Stratex Networks, Inc., or Stratex, pursuant to an Amended and Restated Formation, Contribution and Merger Agreement, among us, Harris Corporation, or Harris, Stratex Merger Corp., or Merger Sub, and Stratex, dated December 18, 2006, which we refer to as the combination agreement. In the transaction, our wholly-owned subsidiary, Merger Sub, merged with and into Stratex, with Stratex as the surviving corporation (renamed as “Harris Stratex Networks Operating Corporation”). Concurrently with the merger of Stratex and Merger Sub, Harris contributed its Microwave Communications Division, or MCD, along with $32.1 million in cash to us.
     Pursuant to the merger, each share of Stratex common stock was converted into one-fourth of a share of our Class A common stock, and a total of 24,782,153 shares of our Class A common stock were issued to the former holders of Stratex common stock. In the contribution transaction, in exchange for the assets of MCD and cash contributed to us by Harris, we assumed certain liabilities of Harris related to MCD and issued 32,913,377 shares of our Class B common stock to Harris. As a result of these transactions, Harris owned approximately 57% and the former Stratex shareholders owned approximately 43% of our total outstanding stock immediately following the closing.
     This prospectus relates to the issuance of 520,445 shares of Class A common stock upon the exercise of certain warrants originally issued by Stratex and assumed by us under the terms of the combination agreement and a Warrant Assumption Agreement between us and Stratex, dated January 26, 2007, which we refer to as the warrant assumption agreement.
Recent Developments
     On December 9, 2008, we announced that Harris is evaluating strategic alternatives to reduce its majority ownership in Harris Stratex. We recognize that our future relationship with Harris is subject to ongoing review based on the strategic fit of the two companies. With the new strategic growth plan established by Harris Stratex, both companies recognize they are addressing different markets with different business models.
     The nature of our relationship with Harris and the effects on our corporate governance in the event that Harris's ownership of Harris Stratex falls below specified thresholds are discussed in our Definitive Proxy Statement for the 2008 annual meeting of our shareholders, filed with the Securities and Exchange Commission on October 8, 2008, under the headings "Corporate Governance" and "Transactions with Related Persons," and in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, filed with the Securities and Exchange Commission on September 25, 2008, under "Item 1A. Risk Factors-- Risks Related to the Relationship between Harris and Us," both of which filings are incorporated by reference in this prospectus.
Business Segments
     We design, manufacture and sell a range of wireless networking products, solutions and services to mobile and fixed telephone service providers, private network operators, government agencies, transportation and utility companies, public safety agencies and broadcast system operators across the globe. Products include point-to-point digital microwave radio systems for mobile system access, backhaul, trunking and license-exempt applications, supporting new network deployments, network expansion, and capacity upgrades. We offer a broad range of products and services, delivering them through three reportable business segments: North America Microwave, International Microwave and Network Operations. Network Operations serves all markets worldwide.

North America Microwave
     The North America Microwave segment delivers microwave radio products and services to major national carriers and other cellular network operators, public safety and other government agencies, systems integrators, transportation and utility companies, and other private network operators within North America. A large part of our North American business is with the cellular backhaul and public safety segments.
     Our North America segment revenue was approximately 32% of our total revenue for fiscal 2008. We generally sell products and services directly to our customers. We use distributors to sell some products and services.
International Microwave
     The International Microwave segment delivers microwave radio products and services to regional and national carriers and other cellular network operators, public safety agencies, government and defense agencies, and other private network operators in every region outside of North America. Our wireless systems deliver regional and country-wide backbone in developing nations, where microwave radio installations provide 21st-century communications rapidly and economically. Rural communities, areas with rugged terrain and regions with extreme temperatures benefit from the ability to build an advanced, affordable communications infrastructure despite these challenges. A significant part of our international business is in supplying wireless segments in small-pocket, remote, rural and metropolitan areas. High-capacity backhaul is one of the fastest growing wireless market segments and is another major opportunity for us. We see the increase in subscriber density and the forecasted growth and introduction of new bandwidth-hungry 3G services as major drivers for growth is this market.
     Our International Microwave segment represented approximately 64% of our revenue for fiscal 2008. We generally sell products and services directly to our customers. We use agents and distributors to sell some products and services in international markets.
Network Operations
     The Network Operations segment offers a wide range of software-based network management solutions for network operators worldwide, from element management to turnkey, end-to-end network management and service assurance solutions for virtually any type of communications or information network, including broadband, wireline, wireless and converged networks. The NetBoss product line develops, designs, produces, sells and services network management systems for these applications. ProVision® provides element management for Eclipse and TRuepoint solutions.
     Our Network Operations segment represented approximately 4% of our revenue for fiscal 2008. We generally sell products and services directly to our customers. We use agents, resellers and distributors to sell some products and services in international markets.
Corporate Information
     We were incorporated in Delaware in 2006 to combine the businesses of MCD and Stratex. Our principal executive offices are located at 637 Davis Drive, Morrisville, North Carolina 27560. Our telephone number is (919) 767-3230. Our Internet address is www.harrisstratex.com. Our common stock is listed on the NASDAQ Global Market under the symbol HSTX.
The Offering

Class A common stock offered to holders of warrants	520,445 shares.

Offering Price	$11.80 per share of Class A common stock subject to adjustment in accordance with the terms of the warrants.

Plan of Distribution	We will issue the shares of Class A common stock upon exercise of the warrants in accordance with their terms.

Use of proceeds	We intend to use the net proceeds from the cash exercise of the warrants for working capital and general corporate purposes.

Nasdaq Global Market symbol	“HSTX”

RISK FACTORS
     An investment in our Class A common stock is risky. Prior to making a decision about investing in our Class A common stock, you should carefully consider the specific risks discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, filed with the SEC on September 25, 2008, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.
USE OF PROCEEDS
     If all of the warrants were exercised on a cash basis, we would receive aggregate net proceeds of approximately $6,141,251. We intend to use any net proceeds received from the exercise of the warrants on a cash basis for working capital and general corporate purposes. However, all the warrants covered by the registration statement of which this prospectus is a part have a cashless exercise provision that allows the holder to receive a reduced number of shares of our common stock, without paying the exercise price in cash. To the extent any of the warrants are exercised in this manner, we will not receive any additional proceeds from such exercise.
DIVIDEND POLICY
     We have not paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain any earnings for use in our business. In addition, the covenants of our $70 million credit facility dated June 30, 2008 restrict us from paying dividends or making other distributions to our shareholders under certain circumstances. We also may enter into other credit facilities or debt financing arrangements that further limit our ability to pay dividends or make other distributions.
PLAN OF DISTRIBUTION
     We are offering shares of Class A common stock upon the exercise of certain warrants originally issued by Stratex and assumed by us pursuant to the warrant assumption agreement. We assumed these warrants in connection with our acquisition of Stratex in January 2007 pursuant to the terms of the combination agreement. The warrants are exercisable at a price of $11.80 per share, subject to adjustment, which may be paid in cash or through a “cashless exercise” provision, as discussed below under “Description of Securities.”
DETERMINATION OF OFFERING PRICE
     The shares of Class A common stock offered hereby are issuable upon exercise of the warrants at a per share exercise price of $11.80, subject to adjustment, in accordance with the terms of the warrants.

DILUTION
     Our net tangible book value as of June 27, 2008 was $324.4 million, or approximately $5.55 per share of our capital stock (including our Class A common stock and Class B common stock). Giving effect to the sale of all of the shares of Class A common stock covered by this prospectus at a purchase price of $11.80 per share, which exceeds the closing price of a share of common stock on the NASDAQ Global Market of $4.00 on December 17, 2008, if all of the warrants had been exercised for cash, our net tangible book value as of June 27, 2008 would have been $331.1 million, or $5.61 per share. Accordingly, while the increase in our net tangible book value to our existing stockholders from the exercise of the warrants in the offering would be minimal, there would be an immediate substantial dilution in the net tangible book value to the purchasers of shares of Class A common stock sold in this offering.
DESCRIPTION OF SECURITIES
Class A Common Stock
     This prospectus relates to the issuance of 520,445 shares of Class A common stock upon the exercise of warrants. A description of our Class A common stock is contained in our Registration Statement on Form 8-A filed with the SEC on January 26, 2007, which is incorporated herein by reference.
Warrants
     The following is a description of the material terms of our warrants and is qualified in its entirety by reference to the full text of the warrants and the warrant assumption agreement, included as an exhibit to the registration statement of which this prospectus is a part.
     The warrants to which this prospectus relates were originally issued by Stratex in September 2004. We assumed the warrants in January 2007 in connection with our acquisition of Stratex pursuant to the terms of the warrant assumption agreement. The warrants are immediately exercisable and will expire in September 2009, five years after their initial issuance date. Each warrant entitles the holder to purchase one share of Class A common stock at an initial exercise price of $11.80 per share. This exercise price will be adjusted if specific events occur. We do not have the right to call or otherwise redeem the warrants. The warrants are exercisable to purchase an aggregate of 520,445 shares of Class A common stock. The warrants are exercisable upon surrender of the warrant certificate on or prior to the expiration date at our principal office, with the form of election to purchase on the reverse side of the warrant certificate completed and executed as indicated, accompanied by either (1) full payment of the exercise price, in U.S. currency, by certified check or money order payable to the order of the Company, for the number of warrants being exercised or (2) by “cashless exercise”. The cashless exercise option allows a warrant holder to elect to pay the exercise price due upon exercise of the warrants using shares of Class A common stock instead of cash. In a cashless exercise, we will determine the fair market value of the shares of Class A common stock at the time of exercise, calculate the number of shares of Class A common stock that equals the exercise price due (the full number is issued at first) and deduct (repurchase from the newly issued shares of Class A common stock) that number of shares of Class A common stock from the number of warrant shares issued. To the extent that the warrant holders elect to use the warrants’ “cashless exercise” option, then we will issue fewer common shares than the total stated above. The exercise price and number of shares of Class A common stock issuable upon exercise of each warrant will be subject to adjustment in respect of events that may have a dilutive effect on its underlying share ownership interest.

LEGAL MATTERS
     Bingham McCutchen LLP has provided an opinion regarding the validity of the shares of Harris Stratex Class A common stock to be issued upon the exercise of warrants.
EXPERTS
     The consolidated financial statements of Harris Stratex Networks, Inc. appearing in our Annual Report (Form 10-K) for the year ended June 27, 2008 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of June 27, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Harris Stratex Networks, Inc. did not maintain effective internal control over financial reporting as of June 27, 2008, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     With respect to the unaudited condensed consolidated interim financial information of Harris Stratex Networks, Inc. for the three-month period ended September 26, 2008, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated October 31, 2008, included in Harris Stratex Networks, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the publicly filed reports described below, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We specifically incorporate by reference in this prospectus the following documents we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the filing date and the effective date of the post-effective amendment of which this prospectus is a part, or after such effective date and until the termination of this offering:
•	our Annual Report on Form 10-K for the fiscal year ended June 27, 2008 filed with the SEC on September 25, 2008;

•	our Definitive Proxy Statement on Schedule 14A for the 2008 annual meeting of our shareholders and Definitive Additional Materials, filed with the SEC on October 8, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2008, filed with the SEC on November 4, 2008;

•	our Current Reports on Form 8-K filed with the SEC on July 7, 2008, July 30, 2008, September 3, 2008, September 12, 2008 and September 19, 2008; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 26, 2007, including any amendment or report filed for the purpose of updating such information.
     In addition, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. If you need an additional copy of such document, you may request copies, at no cost, by writing or telephoning us at the following address:
HARRIS STRATEX NETWORKS, INC.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
Attention: General Counsel and Secretary
Telephone: (919) 767-3250
Email: juan.otero@hstx.com
     Alternatively, you may access these reports or documents from our website at the following web address: http://www.harrisstratex.com/investors. The contents of our website are not incorporated by reference into this prospectus or our other SEC reports and filings.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. You can call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet site.
     This prospectus is part of a registration statement on Form S-1 that we filed with the SEC (File No. 333-140193). Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. You may obtain a copy of any document we file at the SEC, including this registration statement, exhibits and schedules, without charge at the public reference rooms described above or at the SEC internet site. When a reference is made in this prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each of our directors and officers against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or threatened to be involved by virtue of their service as our director or officer or their service at our request as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise. However, with limited exceptions, we will indemnify such director or officer seeking indemnification in connection with an action, suit or proceeding initiated by such director or officer only if the action, suit or proceeding was authorized by our board of directors. In addition, our bylaws provide that we will pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification provided by our bylaws are not exclusive of any other rights such persons may have under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     We maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of our amended and restated certificate of incorporation and amended and restated bylaws.
     The foregoing statements are subject to the full text of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses of the Company (the “registrant”) in connection with the offering of the securities being registered. All of the amounts are estimates except for the SEC registration fee.

SEC registration fee	$681
Blue Sky fees and expenses	0
Printing and engraving expenses	20,000
Legal fees and expenses	65,000
Accounting fees and expenses	90,000
Miscellaneous expenses	1,000

Total	$176,681	*

*	Certain of these expenses, including the SEC registration fee, were paid in connection with the filing of the original registration statement.
ITEM 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.
     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s bylaws provide that the registrant will indemnify and hold harmless, to the fullest extent permitted by applicable law, a director or officer of the registrant against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or threatened to be involved by virtue of their service as a director or officer of the registrant or their service at the request of the registrant as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise. However, with limited exceptions, the registrant will indemnify such director or officer seeking indemnification in connection with an action, suit or proceeding initiated by such director or officer only if the action, suit or proceeding was authorized by the board of directors of the registrant. In addition, the registrant will pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification provided by the bylaws are not exclusive of any other rights such persons may have under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     The registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the registrant’s amended and restated certificate of incorporation and amended and restated bylaws.
     The foregoing statements are subject to the full text of the amended and restated bylaws of the registrant, which is filed as Exhibit 3.2 to this registration statement.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of Harris Stratex pursuant to the foregoing provisions, or otherwise, Harris Stratex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 16. Exhibits and Financial Statement Schedules.
(a) Exhibits
     The Exhibits to this registration statement are listed in the Exhibit Index commencing at page II-7 hereof.
ITEM 17. Undertakings.
     The undersigned registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
     (A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (7) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (8) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (9) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 18th day of December, 2008.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Harald J. Braun
	Name:	Harald J. Braun
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Harald J. Braun, Sarah A. Dudash and Juan Otero with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harald J. Braun Harald J. Braun	President, Chief Executive Officer; and Director (Principal Executive Officer)	December 18, 2008

/s/ Sarah A. Dudash Sarah A. Dudash	Chief Financial Officer; Senior Vice President (Principal Financial and Accounting Officer)	December 18, 2008

/s/ Charles D. Kissner Charles D. Kissner	Chairman of the Board	December 18, 2008

/s/ Eric C. Evans Eric C. Evans	Director	December 18, 2008

/s/ William A. Hasler William A. Hasler	Director	December 18, 2008

Signature	Title	Date

/s/ Clifford H. Higgerson Clifford H. Higgerson	Director	December 18, 2008

/s/ Howard L. Lance
Howard L. Lance	Director	December 18, 2008

Dr. Mohsen Sohi	Director	December 18, 2008

/s/ James C. Stoffel
James C. Stoffel	Director	December 18, 2008

/s/ Edward F. Thompson Edward F. Thompson	Director	December 18, 2008

EXHIBIT INDEX
2.1	Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Appendix A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)

2.1.1	Letter Agreement, dated as of January 26, 2007, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Exhibit 2.1.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

3.1	Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc. as filed with the Secretary of State of the State of Delaware on January 26, 2007 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2007, File No. 001-33278)

3.2	Amended and Restated Bylaws of Harris Stratex Networks, Inc. (incorporated by reference to Exhibit 3.2 to the Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2007, File No. 001-33278)

4.1	Specimen Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2007 filed with the Securities and Exchange Commission on August 27, 2007, File No. 001-33278)

4.2	Warrant Assumption Agreement between Harris Stratex Networks, Inc. and Stratex Networks, Inc. dated January 26, 2007 (incorporated by reference to Exhibit 10.8 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

5.1	Opinion of Bingham McCutchen LLP (previously filed)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (included on the signature page of this report)